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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 on the financial statements and schedules of American Enterprise Life Insurance Company and our report dated March 21, 1997 on the financial statements of American Enterprise Variable Annuity Account - AEL Preferred Variable Annuity Subaccounts in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-20217) and related Prospectus for the registration of the American Enterprise Variable Annuity Account to be offered by American Enterprise Life Insurance Company.



Ernst & Young LLP
Minneapolis, Minnesota
April 28, 1997